Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports Third Quarter 2016 Financial Results

MILPITAS, Calif., October 27, 2016 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fiscal third quarter ended September 24, 2016.

Q3 2016 Highlights:

-

Acceptance and Deployment of Atlas® III into High-Volume Manufacturing (HVM). Following the first-quarter launch of our newest flagship system, multiple initial Atlas IIIs achieved successful sign-off for deployment into next-generation HVM DRAM manufacturing.

-

Continued Revenue Growth and Improved Financial Performance. Third-quarter revenues were up 5% quarter-on-quarter and 29% year-on-year, while income from operations increased by over 22% and 400%, respectively, for the comparable periods. Free cash flow generation for the quarter was $20.1 million, with a $22.5 million net increase in cash and investments compared to the previous quarter.

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Balanced Revenue Profile and End Market Contributions. Third-quarter revenues reflected a strong rebound in DRAM and Foundry investments, while 3D-NAND sales continued to be the largest contributor to revenues. The result was a balanced revenue profile, across multiple key end markets, customers and geographic regions.

GAAP Results
	Q3 2016	Q2 2016	Q3 2015
Revenues	$58,714	$55,767	$45,678
Gross Profit	$30,404	$28,425	$22,219
Income from Operations	$9,066	$7,336	$1,264
Net Income	$7,883	$6,031	$818
Earnings per Diluted Share	$0.31	$0.24	$0.03

Non-GAAP Results
	Q3 2016	Q2 2016	Q3 2015
Gross Profit	$30,838	$28,867	$22,687
Income from Operations	$9,500	$7,778	$1,758
Net Income	$8,317	$6,473	$1,312
Earnings per Diluted Share	$0.33	$0.26	$0.05

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website.

“Our results for the third quarter reflect continued investments in 3D-NAND, where we maintain robust market share positions with every major NAND manufacturer, augmented by strengthening contributions from our DRAM and Foundry customers,” commented Dr. Timothy J. Stultz, president and chief executive officer. “Our financial performance for the third quarter continued to perform well against our target business model, with operating margins, earnings per share and free cash flow performance each setting new five-year records. We expect that continued investments in 3D-NAND, DRAM and Foundry by our key customers in Q4 will result in second-half revenues that are meaningfully stronger than the first half, and round out the remainder of 2016 to comprise another sequential year in which our revenue growth significantly outperforms overall spending on wafer fab equipment.”

Third Quarter 2016 Summary

Revenues for the third quarter of 2016 were $58.7 million, up 5.3% from $55.8 million in the second quarter of 2016, and up 28.5% from $45.7 million in the third quarter of 2015.  On a GAAP basis, gross margin was 51.8%, compared to 51.0% in the prior quarter and 48.6% in the year-ago period.  Operating income was $9.1 million, compared to $7.3 million in the prior quarter and $1.3 million in the year-ago period.  Net income was $7.9 million or $0.31 per diluted share, compared to $6.0 million or $0.24 per diluted share in the prior quarter, and $0.8 million or $0.03 per diluted share in the third quarter of 2015.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 52.5%, compared to 51.8% in the prior quarter and 49.7% in the year-ago period.  Non-GAAP operating income was $9.5 million compared to $7.8 million in the prior

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

quarter and $1.8 million in the third quarter of 2015. Non-GAAP net income, which adjusts for amortization of intangible assets, was $8.3 million or $0.33 per diluted share, compared to $6.5 million or $0.26 per diluted share in the prior quarter and $1.3 million or $0.05 per diluted share in the third quarter of 2015.

Business Outlook

Management expects fourth-quarter 2016 revenues in the range of $54 to $59 million, with GAAP gross margin in the range of 50.7% to 51.8% and non-GAAP gross margin, which excludes the impact of amortization of acquired intangibles, in the range of 51.0% to 52.0%. Management expects fourth-quarter operating expenses to range between $20.8 million and $21.4 million on a GAAP and non-GAAP basis. Management expects fourth-quarter earnings in the range of $0.21 to $0.30 per diluted share on a GAAP basis, and $0.22 to $0.31 per diluted share on a non-GAAP basis.

Conference Call Details

A conference call to discuss third quarter 2016 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 96265081. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those in the last sentence of Dr. Stultz’s quote and under the caption “Business Outlook” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 26, 2015, as filed with the Securities and Exchange Commission on February 24, 2016, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 24, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$37,421	$38,154
Marketable securities	81,106	44,931
Accounts receivable, net	41,182	37,832
Inventories	39,260	47,749
Inventories-delivered systems	4,416	2,856
Prepaid expenses and other	5,835	6,592
Total current assets	209,220	178,114

Property, plant and equipment, net	44,324	44,493
Goodwill	9,665	9,415
Intangible assets, net	552	1,867
Deferred income tax assets	1,319	1,118
Other assets	526	533
Total assets	$265,606	$235,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,562	$11,675
Accrued payroll and related expenses	11,631	10,097
Deferred revenue	16,804	12,790
Other current liabilities	8,630	8,878
Income taxes payable	278	1,771
Total current liabilities	45,905	45,211

Deferred revenue	639	827
Income taxes payable	848	775
Deferred tax liabilities	709	521
Other long-term liabilities	866	878
Total liabilities	48,967	48,212

Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	268,553	258,715
Accumulated deficit	(48,828)	(66,209)
Accumulated other comprehensive income (loss)	(3,111)	(5,202)
Total stockholders’ equity	216,639	187,328
Total liabilities and stockholders’ equity	$265,606	$235,540

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Net revenues:
Products	$49,631	$36,414	$136,290	$113,689
Service	9,083	9,264	25,680	30,993
Total net revenues	58,714	45,678	161,970	144,682

Costs of net revenues:
Cost of products	22,810	19,242	62,625	59,106
Cost of service	5,066	3,749	14,714	15,158
Amortization of intangible assets	434	468	1,311	1,557
Total costs of net revenues	28,310	23,459	78,650	75,821
Gross profit	30,404	22,219	83,320	68,861

Operating expenses:
Research and development	7,868	8,579	23,447	24,896
Selling	7,495	6,760	22,567	20,905
General and administrative	5,975	5,590	17,150	16,901
Amortization of intangible assets	-	26	24	89
Restructuring	-	-	-	56
Total operating expenses	21,338	20,955	63,188	62,847
Income from operations	9,066	1,264	20,132	6,014

Other income (expense):
Interest income	12	7	33	63
Interest expense	(92)	(86)	(276)	(252)
Other income, net	229	346	60	740
Total other income (expense), net	149	267	(183)	551

Income before income taxes	9,215	1,531	19,949	6,565
Provision for income taxes	1,332	713	2,568	1,847
Net income	$7,883	$818	$17,381	$4,718

Net income per share:
Basic	$0.32	$0.03	$0.71	$0.20
Diluted	$0.31	$0.03	$0.70	$0.19

Shares used in per share calculation:
Basic	24,826	24,145	24,550	24,010
Diluted	25,282	24,352	24,979	24,347

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 24, 2016	September 26, 2015
Cash flows from operating activities:
Net income	$17,381	$4,718
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	6,440	6,826
Stock-based compensation	5,432	4,664
Loss on disposal of fixed assets	162	578
Inventory write down	1,451	1,971
Deferred income taxes	(14)	173
Changes in fair value of contingent consideration	158	137
Changes in assets and liabilities:
Accounts receivable	(986)	(14,873)
Inventories	6,652	(15,893)
Inventories-delivered systems	(1,560)	370
Prepaid expenses and other	889	4,436
Accounts payable, accrued and other liabilities	(4,310)	9,634
Deferred revenue	3,825	(688)
Income taxes payable	(1,419)	295
Net cash provided by operating activities	34,101	2,348

Cash flows from investing activities:
Sales of marketable securities	2,093	2,884
Maturities of marketable securities	25,461	30,279
Purchases of marketable securities	(63,840)	(27,298)
Purchase of property, plant and equipment	(3,349)	(1,365)
Net cash provided by (used in) investing activities	(39,635)	4,500

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(315)	(614)
Proceeds from sale of shares under employee stock option and purchase plans	5,984	3,642
Taxes paid on net issuance of stock awards	(1,578)	(1,104)
Repurchases of common stock	-	(1,721)
Net cash provided by financing activities	4,091	203
Effect of exchange rate changes on cash and cash equivalents	710	(166)
Net increase (decrease) in cash and cash equivalents	(733)	6,885
Cash and cash equivalents, beginning of period	38,154	34,676
Cash and cash equivalents, end of period	$37,421	$41,561

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 24, 2016		June 25, 2016		September 26, 2015		September 24, 2016		September 26, 2015
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$30,404	51.8%	$28,425	51.0%	$22,219	48.6%	$83,320	51.4%	$68,861	47.6%
Non-GAAP adjustments:
Amortization of intangible assets	434	0.7%	442	0.8%	468	1.1%	1,311	0.8%	1,557	1.1%
Non-GAAP gross profit and gross margin, respectively	$30,838	52.5%	$28,867	51.8%	$22,687	49.7%	$84,631	52.2%	$70,418	48.7%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$9,066	15.4%	$7,336	13.2%	$1,264	2.7%	$20,132	12.4%	$6,014	4.2%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	434	0.7%	442	0.7%	468	1.1%	1,311	0.8%	1,557	1.1%
Amortization of intangible assets included in operating expenses	-	-	-	-	26	0.0%	24	0.0%	89	0.1%
Restructuring included in operating expenses	-		-	0.0%	-	0.0%			56	0.0%
Total non-GAAP adjustments to operating income	434	0.7%	442	0.7%	494	1.1%	1,335	0.8%	1,702	1.2%
Non-GAAP operating income and operating margin, respectively	$9,500	16.2%	$7,778	13.9%	$1,758	3.8%	$21,467	13.2%	$7,716	5.4%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$7,883		$6,031		$818		$17,381		$4,718
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	434		442		494		1,335		1,702
Non-GAAP net income	$8,317		$6,473		$1,312		$18,716		$6,420

GAAP net income per diluted share	$0.31		$0.24		$0.03		$0.70		$0.19

Non-GAAP net income per diluted share	$0.33		$0.26		$0.05		$0.75		$0.26

Shares used in diluted net income per share calculation	25,282		24,927		24,352		24,979		24,347

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$20,881		$12,721		$9,505		$34,101		$2,348
Purchase of property and equipment	(821)		(1,918)		(322)		(3,349)		(1,365)
Free cash flow	$20,060		$10,803		$9,183		$30,752		$983

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